Exhibit 1.1
                                                                     -----------

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G/A, dated February 14, 2003, (the "Schedule 13G/A"), with respect to the Common Stock, par value $0.001 per share, of Incyte Genomics Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G/A. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G/A, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of February, 2003.


                                                   OrbiMed Advisors Inc.

                                            By: /s/ Samuel D. Isaly
                                            -----------------------------
                                            Name:  Samuel D. Isaly
                                            Title: President

                                                   OrbiMed Advisors LLC

                                            By: /s/ Samuel D. Isaly
                                            -----------------------------
                                            Name:  Samuel D. Isaly
                                            Title: President of Managing Member,
                                                   OrbiMed Advisors Inc.


                                                     OrbiMed Capital LLC

                                            By: /s/ Samuel D. Isaly
                                            ------------------------------
                                            Name:  Samuel D. Isaly
                                            Title: Managing Member



                                            By: /s/ Samuel D. Isaly
                                            ----------------------------
                                            Name:  Samuel D. Isaly